UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code (303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.
Item 2.01
Completion of Acquisition or Disposition of Assets
On January 9, 2017, the Registrant acquired the exclusive right to provide water services to residential and commercial customers in Wild Pointe Ranch, located in unincorporated Elbert County, Colorado, in exchange for $1,600,000 in cash, as a result of the closing of the Water Service Agreement (the “Water Service Agreement”) between Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its Water Activity Enterprise (“Rangeview”), and Elbert & Highway 86 Commercial Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its Water Enterprise (the “EH86 District”). The Water Service Agreement is attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 19, 2016.
Pursuant to the terms of the Water Service Agreement, the Registrant, in its capacity as Rangeview’s service provider, will be responsible for providing water services to all users of water services within the boundaries and service area of EH86 District and operating and maintaining the EH86 District’s water system. In exchange, the Registrant will receive all rates, fees and charges payable to Rangeview pursuant to the Water Service Agreement, including system development (or tap) fees from new customers and monthly water service revenues. The EH86 District’s water system currently provides water service to approximately 120 existing Single Family Equivalent (“SFE”) (defined below) water connections in Wild Pointe Ranch and may grow to over 250 SFE water connections. One SFE is a customer – whether residential, commercial or industrial – that imparts a demand on the water system similar to the demand of a family of four persons living in a single family house on a standard sized lot.
In connection with the closing, Mark W. Harding and Mark Whitlatch, President and Operator of the Registrant, respectively, were appointed as directors of EH86 District. There are three directors of EH86 District who are independent from the Registrant. Pursuant to Colorado law, directors may receive $100 for each board meeting they attend, up to a maximum of $1,600 per year. Mr. Harding and Mr. Whitlatch have elected to forego these payments.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 27, 2017
PURE CYCLE CORPORATION

By: /s/ Mark W. Harding
Name: Mark W. Harding
Title: President and Chief Financial Officer